NEWS
Keith Siegner
Vice President, Investor Relations, M&A and Treasurer

Yum! Brands Reports First-Quarter
System Sales Decline of (3)% with a Same-Store Sales Decline of (7)% Offset by 4% Net-New Unit Growth
GAAP Operating Profit Decline of (42)%; Core Operating Profit Decline of (6)%

Louisville, KY (April 29, 2020) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the first-quarter ended March 31, 2020. Worldwide system sales excluding foreign currency translation declined (3)%, with 4% net-new units and (7)% same-store sales decline. First-quarter GAAP EPS was $0.27, a decrease of (68)%. First-quarter EPS excluding Special Items was $0.64, a decrease of (23)%.

DAVID GIBBS COMMENTS
David Gibbs, CEO, said “First-quarter results reflect two different realities.  We began the year with momentum across many of our businesses, however as the quarter progressed we were heavily impacted by the unfortunate spread of COVID-19.  Around the world, we took extraordinary measures to protect the health and safety of our employees, customers, franchisees and restaurant team members.  We partnered with our franchise operators on our shared mission during this global crisis to provide affordable, convenient food in a safe, low contact environment with drive-thru, curbside carryout, and contactless delivery all enabled by our digital capability. As a result, our restaurants around the world remain largely open for business, serving customers and supporting frontline workers and other essential workers in our communities.

I’m tremendously proud of all those executing across our company and franchise system and am encouraged by the second-quarter sales trends of many of our businesses in Asia and in the U.S.  Over the previous three years, we transformed Yum! to be a stronger company for its stakeholders and believe we are well positioned to weather this unprecedented crisis owing to the strength of our system-wide talent, operating capabilities, global best practices, and our healthy balance sheet and liquidity position.”

FIRST-QUARTER HIGHLIGHTS

•	Worldwide system sales excluding foreign currency translation declined (3)%, with KFC at (2)% and Pizza Hut at (9)%, offset by Taco Bell at 4%.

•	We opened 65 net units and acquired 276 Habit Burger Grill units for 4% net unit growth.

•
We recorded $22 million of pre-tax investment expense related to the change in fair value of our investment in Grubhub, which resulted in a negative ($0.06) impact in EPS on the quarter. When coupled with $20 million of pre-tax investment expense recorded in the first-quarter of 2019, which resulted in a negative ($0.05) impact to EPS, our Grubhub investment unfavorably impacted year-over-year EPS growth by ($0.01).

•	Foreign currency translation unfavorably impacted divisional operating profit by $6 million.

	% Change
	System Sales Ex F/X	Same-Store Sales	Net-New Units	GAAP Operating Profit	Core Operating Profit[2]
KFC Division	(2)	(8)	+6	(5)	(3)
Pizza Hut Division	(9)	(11)	Even	(21)	(21)
Taco Bell Division	+4	+1	+4	+4	+4
Worldwide[1]	(3)	(7)	+4	(42)	(6)

	First-Quarter
	2020	2019	% Change
GAAP EPS	$0.27	$0.83	(68)
Special Items EPS[2]	$(0.37)	$0.01	NM
EPS Excluding Special Items	$0.64	$0.82	(23)
1 Worldwide system sales ex F/X and net-new units include the benefit of our acquisition of Habit Burger Grill on March 18, 2020. Ongoing operating profit results from March 18, 2020 through March 31, 2020 are reflected in the consolidated figures. Same-store sales reflects the inclusion of Habit Burger Grill in the prior year base.
2 See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Core Operating Profit and Special Items.
All comparisons are versus the same period a year ago.
System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

KFC DIVISION

	First-Quarter
			%/ppts Change
	2020	2019	Reported	Ex F/X
Restaurants	24,304	22,886	+6	N/A
System Sales ($MM)	6,287	6,547	(4)	(2)
Same-Store Sales Growth (%)	(8)	+5	NM	NM
Franchise and Property Revenues ($MM)	315	323	(2)	Even
Operating Profit ($MM)	224	236	(5)	(3)
Operating Margin (%)	39.7	41.7	(2.0)	(2.1)

	First-Quarter (% Change)
	International	U.S.
System Sales Growth Ex F/X	(2)	Even
Same-Store Sales Growth	(9)	(3)

•	KFC Division opened 333 gross new restaurants in 44 countries.

•	Operating margin decreased 2 percentage points driven by lower same-store sales and higher bad debt expense, partially offset by net new unit growth.

•	Foreign currency translation unfavorably impacted operating profit by $5 million.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		First-Quarter (% Change)
China	27%	(15)
United States	16%	—
Asia	12%	+4
Russia, Central & Eastern Europe	8%	+6
Australia	7%	+9
United Kingdom	6%	+14
Western Europe	6%	(5)
Latin America	5%	+5
Africa	4%	+11
Middle East / Turkey / North Africa	4%	+3
Canada	2%	(3)
Thailand	2%	+6
India	1%	(2)

1Refer to investors.yum.com under Financial Reports for a list of the countries within each of the markets.
2Reflects Full Year 2019.

PIZZA HUT DIVISION

	First-Quarter
			%/ppts Change
	2020	2019	Reported	Ex F/X
Restaurants	18,533	18,466	Even	N/A
System Sales ($MM)	2,801	3,131	(11)	(9)
Same-Store Sales Growth (%)	(11)	Even	NM	NM
Franchise and Property Revenues ($MM)	133	145	(9)	(8)
Operating Profit ($MM)	76	97	(21)	(21)
Operating Margin (%)	32.7	40.1	(7.4)	(7.3)

	First-Quarter (% Change)
	International	U.S.
System Sales Growth Ex F/X	(11)	(7)
Same-Store Sales Growth	(14)	(7)

•	Pizza Hut Division opened 127 gross new restaurants in 33 countries.

•	Operating margin decreased 7.4 percentage points driven by lower same-store sales and higher bad debt expense.

•	Foreign currency translation unfavorably impacted operating profit by $1 million.

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X
		First-Quarter (% Change)
United States	42%	(7)
China	17%	(38)
Asia	13%	+8
Latin America / Spain / Portugal	11%	(5)
Europe (excluding Spain & Portugal)	9%	(5)
Middle East / Turkey / North Africa	4%	(5)
Canada	2%	+5
India	1%	(6)
Africa	<1%	+16
1Refer to investors.yum.com under Financial Reports for a list of the countries within each of the markets.
2Reflects Full Year 2019.

TACO BELL DIVISION

	First-Quarter
			%/ppts Change
	2020	2019	Reported	Ex F/X
Restaurants	7,398	7,105	+4	N/A
System Sales ($MM)	2,596	2,506	+4	+4
Same-Store Sales Growth (%)	+1	+4	NM	NM
Franchise and Property Revenues ($MM)	148	144	+3	+3
Operating Profit ($MM)	144	138	+4	+4
Operating Margin (%)	31.7	31.0	0.7	0.7

•	Taco Bell Division opened 55 gross new restaurants in 9 countries.

•	Operating margin increased 0.7 percentage points driven by lower G&A and same-store sales growth.

OTHER ITEMS

•	Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the first-quarter Form 10-Q.

•
On March 18, 2020 we acquired The Habit Restaurants, Inc. (“Habit”) for total cash consideration of $408 million, net of cash acquired. We have reflected the ongoing results of Habit’s operations from March 18, 2020 through March 31, 2020 in our financial statements for the quarter ended March 31, 2020. These ongoing results had an insignificant impact on our Core Operating Profit and EPS before Special Items. Additionally, we have included the system sales of Habit for the period from March 18, 2020 through March 31, 2020 in our consolidated system sales and reflected the Habit’s same-store sales results for this same period in our consolidated same-store sales results for the quarter ended March 31, 2020.  Neither our consolidated system sales growth nor our same-store sales results were significantly impacted by the inclusion of Habit.

◦	For the first-quarter and for informational purposes only, Habit had a same-store sales decline of 9% for the period January 1, 2020 through March 31, 2020.

•
As a result of the impacts of the COVID-19 pandemic on Habit’s results through March 31, 2020 as well as general market conditions, we have recorded an after-tax impairment charge related to the goodwill arising from the preliminary purchase price allocation associated with our Habit acquisition of $107 million. We have reflected this impairment as a Special Item, resulting in a Special Item EPS charge of approximately $0.35.

•
On March 24, 2020, we borrowed $525 million under the Revolving Facility as a precautionary measure in order to preserve financial flexibility in light of current uncertainty in the global markets resulting from the COVID-19 pandemic. This borrowing, together with $425 million borrowed under the Revolving Facility on March 18, 2020 to fund amounts associated with the acquisition of Habit, resulted in an aggregate of $950 million outstanding under the Revolving Facility as of March 31, 2020.

•
On March 24, 2020, we announced a suspension of our previously announced share repurchase program, pursuant to which the Board of Directors authorized repurchases up to $2 billion of common stock through June 30, 2021.

•
On April 1, 2020, subsequent to the end of our first-quarter, we issued $600 million of Senior Unsecured Notes. Proceeds from the Notes offering will be used to pay the fees and expenses of the offering and for general corporate purposes.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time April 29, 2020. The number is 888/317-6003 for U.S. callers, 412/317-6061 for international callers, conference ID 0307795.
The call will be available for playback beginning at 10:00 a.m. Eastern Time April 29, 2020 through May 6, 2020. To access the playback, dial 877/344-7529 in the U.S., 855/669-9658 in Canada, and 412/317-0088 internationally, conference ID 10142465.
The webcast and the playback can be accessed via the website by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q1 2020 Yum! Brands, Inc. Earnings Call.”
ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included within this release.
FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: the severity and duration of the COVID-19 pandemic, food safety and food borne-illness issues; health concerns arising from outbreaks of a significant health epidemic; the success of our franchisees and licensees; our significant exposure to the Chinese market; changes in economic and political conditions in countries and territories outside of the U.S. where we operate; our ability to protect the integrity and security of individually identifiable data of our customers and employees; our ability to successfully implement technology initiatives; our increasing dependence on digital commerce platforms and information technology systems; the impact of social media; our ability to secure and maintain distribution and adequate supply to our restaurants; the loss of key personnel, or labor shortages or difficulty finding qualified employees; the success of our development strategy in emerging markets; changes in commodity, labor and other operating costs; harm or dilution to our brands caused by franchisee and third party activity; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations, including labor standards and anti-bribery or anti-corruption laws; tax matters, including changes in tax laws or disagreements with taxing authorities; consumer preferences and perceptions of our brands; failure to protect our service marks or other intellectual property; changes in consumer discretionary spending and general economic conditions; competition within the retail food industry; not realizing the anticipated benefits from past or potential future acquisitions, investments or other strategic transactions, and risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.
The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.
Yum! Brands, Inc., based in Louisville, Kentucky, has over 50,000 restaurants in more than 150 countries and territories primarily operating the company’s brands – KFC, Pizza Hut and Taco Bell – global leaders of the chicken, pizza and Mexican-style food categories. The Company’s family of brands also includes The Habit Burger Grill, a fast-casual restaurant concept specializing in made-to-order chargrilled burgers, sandwiches and more. Worldwide, the Yum! Brands system opens over nine new restaurants per day on average, making it a leader in global retail development. In 2019, Yum! Brands was named to the Dow Jones Sustainability North America Index and ranked among the top 100 Best Corporate Citizens by Corporate Responsibility Magazine.

Analysts are invited to contact:
Keith Siegner, Vice President, Investor Relations, M&A and Treasurer at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Senior Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change
	3/31/20	3/31/19	B/(W)
Revenues
Company sales	$355	$333	7
Franchise and property revenues	596	612	(3)
Franchise contributions for advertising and other services	312	309	1
Total revenues	1,263	1,254	1

Costs and Expenses, Net
Company restaurant expenses	298	272	(9)
General and administrative expenses	208	211	1
Franchise and property expenses	58	43	(35)
Franchise advertising and other services expense	310	301	(3)
Refranchising (gain) loss	(13)	(6)	NM
Other (income) expense	152	—	NM
Total costs and expenses, net	1,013	821	(23)

Operating Profit	250	433	(42)
Investment (income) expense, net	34	16	NM
Other pension (income) expense	3	3	7
Interest expense, net	118	115	(3)
Income before income taxes	95	299	(68)
Income tax provision	12	37	68
Net Income	$83	$262	(68)

Basic EPS
EPS	$0.28	$0.85	(68)
Average shares outstanding	302	308	2

Diluted EPS
EPS	$0.27	$0.83	(68)
Average shares outstanding	307	315	2

Dividends declared per common share	$0.47	$0.42

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/31/20	3/31/19	B/(W)

Company sales	$130	$125	3
Franchise and property revenues	315	323	(2)
Franchise contributions for advertising and other services	121	118	3
Total revenues	566	566	—

Company restaurant expenses	115	108	(6)
General and administrative expenses	73	78	7
Franchise and property expenses	33	28	(19)
Franchise advertising and other services expense	120	116	(4)
Other (income) expense	1	—	NM
Total costs and expenses, net	342	330	(3)
Operating Profit	$224	$236	(5)

Restaurant margin	11.7%	14.1%	(2.4) ppts.

Operating margin	39.7%	41.7%	(2.0) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/31/20	3/31/19	B/(W)

Company sales	$18	$11	61
Franchise and property revenues	133	145	(9)
Franchise contributions for advertising and other services	84	87	(4)
Total revenues	235	243	(4)

Company restaurant expenses	19	11	(73)
General and administrative expenses	46	47	2
Franchise and property expenses	12	5	NM
Franchise advertising and other services expense	84	83	—
Other (income) expense	(2)	—	NM
Total costs and expenses, net	159	146	(8)
Operating Profit	$76	$97	(21)

Restaurant margin	(3.0)%	3.9%	(6.9) ppts.

Operating margin	32.7%	40.1%	(7.4) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/31/20	3/31/19	B/(W)

Company sales	$198	$197	1
Franchise and property revenues	148	144	3
Franchise contributions for advertising and other services	107	104	3
Total revenues	453	445	2

Company restaurant expenses	153	153	—
General and administrative expenses	38	43	12
Franchise and property expenses	11	9	(26)
Franchise advertising and other services expense	106	102	(5)
Other (income) expense	1	—	NM
Total costs and expenses, net	309	307	(1)
Operating Profit	$144	$138	4

Restaurant margin	22.4%	22.0%	0.4 ppts.

Operating margin	31.7%	31.0%	0.7 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited) 3/31/20	12/31/19
ASSETS
Current Assets
Cash and cash equivalents	$1,154	$605
Accounts and notes receivable, less allowance: $101 in 2020 and $72 in 2019	511	584
Prepaid expenses and other current assets	326	338
Total Current Assets	1,991	1,527

Property, plant and equipment, net of accumulated depreciation of $1,114 in 2020
and $1,136 in 2019	1,252	1,170
Goodwill	596	530
Intangible assets, net	347	244
Other assets	1,398	1,313
Deferred income taxes	501	447
Total Assets	$6,085	$5,231

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$928	$960
Income taxes payable	125	150
Short-term borrowings	447	431
Total Current Liabilities	1,500	1,541

Long-term debt	11,059	10,131
Other liabilities and deferred credits	1,755	1,575
Total Liabilities	14,314	13,247

Shareholders' Deficit
Common Stock, no par value, 750 shares authorized; 301 shares issued in 2020 and 300 issued in 2019	15	—
Accumulated deficit	(7,695)	(7,628)
Accumulated other comprehensive loss	(549)	(388)
Total Shareholders' Deficit	(8,229)	(8,016)
Total Liabilities and Shareholders' Deficit	$6,085	$5,231
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Quarter ended
	3/31/20	3/31/19
Cash Flows - Operating Activities
Net Income	$83	$262
Depreciation and amortization	27	26
Impairment and closure (income) expenses	140	—
Refranchising (gain) loss	(13)	(6)
Investment (income) expense, net	34	16
Contributions to defined benefit pension plans	(1)	(9)
Deferred income taxes	(31)	(1)
Share-based compensation expense	18	17
Changes in accounts and notes receivable	25	14
Changes in prepaid expenses and other current assets	(17)	(13)
Changes in accounts payable and other current liabilities	(51)	(50)
Changes in income taxes payable	(11)	(5)
Other, net	35	49
Net Cash Provided by Operating Activities	238	300

Cash Flows - Investing Activities
Capital spending	(35)	(44)
Acquisition of The Habit Restaurants, Inc.	(408)	—
Proceeds from refranchising of restaurants	2	14
Other, net	—	(4)
Net Cash Used in Investing Activities	(441)	(34)

Cash Flows - Financing Activities
Proceeds from long-term debt	—	—
Repayments of long-term debt	(20)	(20)
Revolving credit facilities, three months or less, net	950	—
Short-term borrowings by original maturity
More than three months - proceeds	66	58
More than three months - payments	(44)	(41)
Three months or less, net	—	—
Repurchase shares of Common Stock	—	(109)
Dividends paid on Common Stock	(141)	(129)
Other, net	(13)	(37)
Net Cash Provided by (Used in) Financing Activities	798	(278)
Effect of Exchange Rate on Cash and Cash Equivalents	(53)	12
Net Increase in Cash and Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	542	—
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	768	474
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$1,310	$474

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•	Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);

•	Effective Tax Rate excluding Special Items;

•	Core Operating Profit. Core Operating Profit excludes Special Items and FX and we use Core Operating Profit for the purposes of evaluating performance internally.

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (b), (c), (d) and (e) in the accompanying notes.

Certain non-GAAP measurements are presented excluding the impact of FX. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the FX impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended
	3/31/20	3/31/19
Detail of Special Items
Refranchising gain (loss)(b)	$3	$6
Costs associated with acquisition and integration of Habit Burger Grill(c)	(6)	—
Impairment of Habit Burger Grill goodwill(d)	(139)	—
Other Special Items Expense	(3)	(2)
Special Items Income (Expense) - Operating Profit	(145)	4
Tax Benefit (Expense) on Special Items(e)	33	(1)
Special Items Income (Expense), net of tax	$(112)	$3
Average diluted shares outstanding	307	315
Special Items diluted EPS	$(0.37)	$0.01

Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$250	$433
Special Items Income (Expense)	(145)	4
Foreign Currency Impact on Divisional Operating Profit	(6)	N/A
Core Operating Profit	$401	$429

KFC Division
GAAP Operating Profit	$224	$236
Foreign Currency Impact on Divisional Operating Profit	(5)	N/A
Core Operating Profit	$229	$236

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended
	3/31/20	3/31/19
Pizza Hut Division
GAAP Operating Profit	$76	$97
Foreign Currency Impact on Divisional Operating Profit	(1)	N/A
Core Operating Profit	$77	$97

Taco Bell Division
GAAP Operating Profit	$144	$138
Foreign Currency Impact on Divisional Operating Profit	—	N/A
Core Operating Profit	$144	$138

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$0.27	$0.83
Special Items Diluted EPS	(0.37)	0.01
Diluted EPS excluding Special Items	$0.64	$0.82

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	12.5%	12.3%
Impact on Tax Rate as a result of Special Items	(6.2)%	0.1%
Effective Tax Rate excluding Special Items	18.7%	12.2%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 3/31/2020	KFC	Pizza Hut	Taco Bell	Habit Burger	Corporate and Unallocated	Consolidated
Total revenues	$566	$235	$453	$9	$—	$1,263

Company restaurant expenses	115	19	153	10	1	298
General and administrative expenses	73	46	38	1	50	208
Franchise and property expenses	33	12	11	—	2	58
Franchise advertising and other services expense	120	84	106	—	—	310
Refranchising (gain) loss	—	—	—	—	(13)	(13)
Other (income) expense	1	(2)	1	—	152	152
Total costs and expenses, net	342	159	309	11	192	1,013
Operating Profit (Loss)	$224	$76	$144	$(2)	$(192)	$250

Quarter Ended 3/31/2019	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$566	$243	$445	$—	$1,254

Company restaurant expenses	108	11	153	—	272
General and administrative expenses	78	47	43	43	211
Franchise and property expenses	28	5	9	1	43
Franchise advertising and other services expense	116	83	102	—	301
Refranchising (gain) loss	—	—	—	(6)	(6)
Other (income) expense	—	—	—	—	—
Total costs and expenses, net	330	146	307	38	821
Operating Profit (Loss)	$236	$97	$138	$(38)	$433

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

(a)	Amounts presented as of and for the quarters ended March 31, 2020 and 2019 are preliminary.

(b)
We have reflected as Special Items those refranchising gains and losses that were recorded in connection with our previously announced plans to have at least 98% franchise restaurant ownership by the end of 2018. As such, refranchising gains and losses recorded during the quarters ended March 31, 2020 and 2019 as Special Items primarily include true-ups to refranchising gains and losses recorded prior to December 31, 2018.

During the quarters ended March 31, 2020 and 2019, we recorded net refranchising gains of $3 million and $6 million, respectively, that have been reflected as Special Items.

Additionally, during the quarter ended March 31, 2020 we recorded refranchising gains of $10 million that have not been reflected as Special Items. These gains relate to the refranchising of restaurants in 2020 that were not part of our aforementioned plans to achieve 98% franchise ownership.

(c)	During the quarter ended March 31, 2020, we recorded Special Item charges of $6 million related to the acquisition and integration of The Habit Restaurants, Inc. ("Habit").

(d)
On March 18, 2020 we acquired all of the issued and outstanding common shares of Habit for total cash consideration of $408 million, net of cash acquired. We have reflected the ongoing results of Habit's operations from March 18, 2020 through March 31, 2020 in our financial statements for the quarter ended March 31, 2020. During the first-quarter of 2020 the operation of substantially all Habit restaurants was impacted by government recommendations and mandates arising from containment and mitigation measures related to the COVID-19 global pandemic. As a result of the impacts of the COVID-19 pandemic on Habit’s results through March 31, 2020 as well as general market conditions, we recorded a goodwill impairment charge of $139 million to Other (income) expense, which has been reflected as a Special Item. We have also reflected the tax benefit of this impairment charge of $32 million as a Special Item.

(e)	Tax Expense on Special Items was determined based upon the impact of the nature, as well as the jurisdiction of the respective individual components within Special Items.